As filed with the Securities and Exchange Commission on December 27, 2005
Registration No. 333-81788

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANTA BUSINESS RECEIVABLES CORP.
(Depositor)
(Exact name of registrant as specified in its charter)
ADVANTA BUSINESS CARD MASTER TRUST
(Issuing Entity)

Nevada	23-2852207
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
2215 B Renaissance Drive, Suite 5
Las Vegas, Nevada 89119
(702) 966-4246
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Elizabeth H. Mai, Esquire
Advanta Corp.
Welsh & McKean Roads
Spring House, Pennsylvania 19477
(215) 444-5920
(Address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Keith Krasney, Esquire
McKee Nelson LLP
One Battery Park Plaza, 34th Floor
New York, NY 10004
(917) 777-4499
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

Registration Fee	$393,618.29	*
Printing and Engraving Expenses	125,000	**
Trustee’s Fees and Expenses	20,000	**
Legal Fees and Expenses	1,000,000	**
Accountants’ Fees and Expenses	200,000	**
Blue Sky Fees and Expenses	15,000	**
Rating Agency Fees	400,000	**
Miscellaneous Expenses	50,000	**

Total	$1,810,000	**

*	Previously paid

**	Estimated
ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          Section 78.7502 of the Nevada Revised Statutes (the “Nevada Law”) empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person (i) is not found liable under the Nevada Law for breaching his or her duties as a director or officer of the corporation, where such breach involved intentional misconduct, fraud or a knowing violation of law and (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Nevada corporation may indemnify any person against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred in connection with the defense.
          In accordance with the Nevada Law, the Articles of Incorporation of Advanta Business Receivables Corp. (“ABRC”) contain a provision to limit the personal liability of the directors (and to the extent specified from time to time by the Board of Directors, the officers) of

ABRC for violations of their fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Law. To the extent that the Nevada Law is amended to authorize the further elimination or limitation of liability of directors or officers, then the provision shall also be so amended to provide for the elimination or limitation of liability to the fullest extent permitted by the Nevada Law. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.
          The Articles of Incorporation of ABRC provide for indemnification of the officers and directors of ABRC to the fullest extent permitted by the Nevada Law, as it may be amended from time to time. The Articles of Incorporation further require ABRC to pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification.
          The By-laws of ABRC also contain provisions regarding indemnification and limitation of liability of directors for breach of fiduciary duty and payment of unlawful distributions similar to those contained in the Articles of Incorporation.
          Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters that are parties thereto have agreed to indemnify each officer and director of ABRC and each person, if any, who controls ABRC within the meaning of the Securities Act of 1933, against certain liabilities, including certain liabilities under said Act.
ITEM 16.  EXHIBITS.
(a)	Exhibits.
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1. to Amendment No.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32784), filed with the Securities and Exchange Commission on May 25, 2000).
3.1	Articles of Incorporation of Advanta Business Receivables Corp. (incorporated by reference to Exhibit 3.1 to Amendment No.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32874), filed with the Securities and Exchange Commission on July 13, 2000).
3.2	By-Laws of Advanta Business Receivables Corp. (incorporated by reference to Exhibit 3.2 to Amendment No.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32874), filed with the Securities and Exchange Commission on July 13, 2000).
4.1	Master Indenture, dated as of August 1, 2000, between Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust, and Bankers Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).

4.2	Form of Indenture Supplement for a single issuance series, including forms of notes (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-81788), filed with the Securities and Exchange Commission on August 4, 2004).
4.3	Form of Indenture Supplement for a multiple tranche, de-linked series, including forms of notes (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-81788), filed with the Securities and Exchange Commission on August 4, 2004).
4.4	Transfer and Servicing Agreement, dated as of August 1, 2000, among Advanta Business Receivables Corp., as Transferor, Advanta Bank Corp., as Servicer, and Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).
4.5	Trust Agreement of Advanta Business Card Master Trust, dated as of August 1, 2000, between Advanta Business Receivables Corp., as Transferor, and Wilmington Trust Company, as Owner Trustee (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).
4.6	Administration Agreement, dated as of August 1, 2000, between Wilmington Trust Company as Owner Trustee of the Advanta Business Card Master Trust, and Advanta Bank Corp., as Administrator (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).
5.1	Opinion of McKee Nelson LLP with respect to legality.

8.1	Opinion of McKee Nelson LLP with respect to tax matters.

23.1	Consent of McKee Nelson LLP (included in Exhibit 5. 1 and Exhibit 8.1).

24.1	Powers of Attorney (included on page II-9).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as indenture trustee under the Master Indenture.
(b)	Financial Statements.
          All financial statements, schedules and historical information have been omitted as they are not applicable.
ITEM 17.  UNDERTAKINGS.
A.	The undersigned registrant hereby undertakes:
(a) As to Rule 415:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
       The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) As to documents subsequently filed that are incorporated by reference:
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) As to indemnification:
That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) As to Rule 430A:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) In respect of filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties:
For purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spring House, state of Pennsylvania, on December 27, 2005.

Advanta Business Receivables Corp.
By:	/s/ Michael Coco
	Name:	Michael Coco
	Title:	President

POWERS OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Coco and David B. Weinstock, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, any registration statement for additional Asset Backed Notes that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said persons authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 27, 2005 by the following persons in the capacities indicated.

Signature	Title
/s/ Michael Coco	President, Director

Michael Coco	(Principal Executive Officer and Principal Financial Officer)

/s/ Susan McVeigh	Vice President and Treasurer, Director

Susan McVeigh

/s/ David B. Weinstock	Vice President and Chief Accounting Officer, Director

David B. Weinstock	(Principal Accounting Officer)

/s/ Kelly J. Flanders	Director

Kelly J. Flanders

/s/ Andrew T. Panaccione	Director

Andrew T. Panaccione

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1. to Amendment No.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32784), filed with the Securities and Exchange Commission on May 25, 2000).
3.1	Articles of Incorporation of Advanta Business Receivables Corp. (incorporated by reference to Exhibit 3.1 to Amendment No.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32874), filed with the Securities and Exchange Commission on July 13, 2000).
3.2	By-Laws of Advanta Business Receivables Corp. (incorporated by reference to Exhibit 3.2 to Amendment No.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-32874), filed with the Securities and Exchange Commission on July 13, 2000).
4.1	Master Indenture, dated as of August 1, 2000, between Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust, and Bankers Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).
4.2	Form of Indenture Supplement for a single issuance series, including forms of notes (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-81788), filed with the Securities and Exchange Commission on August 4, 2004).
4.3	Form of Indenture Supplement for a multiple tranche, de-linked series, including forms of notes (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (File No. 333-81788), filed with the Securities and Exchange Commission on August 4, 2004).
4.4	Transfer and Servicing Agreement, dated as of August 1, 2000, among Advanta Business Receivables Corp., as Transferor, Advanta Bank Corp., as Servicer, and Wilmington Trust Company, as Owner Trustee of the Advanta Business Card Master Trust (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).
4.5	Trust Agreement of Advanta Business Card Master Trust, dated as of August 1, 2000, between Advanta Business Receivables Corp., as Transferor, and Wilmington Trust Company, as Owner Trustee (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).
4.6	Administration Agreement, dated as of August 1, 2000, between Wilmington Trust Company as Owner Trustee of the Advanta Business Card Master Trust, and Advanta Bank Corp., as Administrator (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (File No. 333-32874), filed with the Securities and Exchange Commission on August 30, 2000).
5.1	Opinion of McKee Nelson LLP with respect to legality.
8.1	Opinion of McKee Nelson LLP with respect to tax matters.
23.1	Consent of McKee Nelson LLP (included in Exhibit 5. 1 and Exhibit 8.1).
24.1	Powers of Attorney (included on page II-9).
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as indenture trustee under the Master Indenture.